Exhibit 4.2

BAIDU.COM, INC. (Incorporated under the laws of the Cayman Islands)
Name of Company:
Baidu.com, Inc.
	Number:	Shares:
	[ ]	[ ]
Number:	US$43,300 Share Capital divided into
[ ]	825,000,000 Class A Ordinary Shares of a nominal or par value of US$0.00005 each,
31,000,000 Class B Ordinary Shares of a nominal or par value of US$0.00005 each, and
10,000,000 Preferred Shares of a nominal or par value of US$0.00005 each

Shares: [ ]	THIS IS TO CERTIFY THAT ------------------- [ ]------------------------------------ is the registered holder of ------------------------------------- [ ]--------------------------- Shares in the above-
named Company subject to the memorandum and articles of association thereof.
Issued to:	GIVEN UNDER the common seal of the said Company on 2005.
[ ]	THE COMMON SEAL of the said Company was hereunto affixed in the presence of:
Dated
DIRECTOR
Transferred from:

These securities represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”). The securities may not be sold, offered for sale, pledged, hypothecated, transferred or assigned (I) in the absence of an effective registration statement under the Act with respect to the securities, or (II) an opinion of US counsel, in a generally accepted form, that registration is not required under the Act, or (III) unless sold pursuant to Rule 144 under the Act.

I	(the Transferor) for the value received
DO HEREBY transfer to	(the Transferee) the
shares standing in my name in the
undertaking called
To hold the same unto the Transferee
Dated
Signed by the Transferor
in the presence of:
Witness	Transferor